Exhibit 99.1

PARK HOTELS & RESORTS INC. ANNOUNCES UPSIZING AND PRICING OF SENIOR NOTES OFFERING
TYSONS, Va., May 02, 2024 — Park Hotels & Resorts Inc. (“Park” or the "Company") (NYSE: PK) announced today that certain of its subsidiaries, Park Intermediate Holdings LLC (the “Operating Company”), PK Domestic Property LLC (“PK Domestic LLC”) and PK Finance Co-Issuer Inc. (together with the Operating Company and PK Domestic LLC, the “Issuers”), priced an offering of $550 million aggregate principal amount of 7.000% senior notes due 2030 (the “Notes”) at a price equal to 100% of face value. The Notes will pay interest semi-annually in arrears, at a rate of 7.000% per year, and will mature on February 1, 2030. The Notes will be guaranteed by Park, PK Domestic REIT Inc. and certain subsidiaries of the Operating Company that guarantee the Company’s senior credit facilities and existing senior notes.
The offering has been upsized from the previously announced amount of $450 million. The Issuers intend to use the net proceeds of the offering, together with proceeds of a new unsecured term loan in an aggregate principal amount of at least $200 million that is contemplated to be incurred pursuant to an amendment to the Company’s existing credit agreement (the “Term Loan”) to (i) purchase all $650 million of the Issuers’ 7.500% Senior Notes due 2025 (the “2025 Notes”) that are validly tendered and accepted for purchase pursuant to the Issuers’ previously announced concurrent cash tender offer for any and all 2025 Notes (the “Tender Offer”) and to redeem any 2025 Notes not tendered in the Tender Offer and (ii) pay related fees and expenses incurred in connection with the offering, the Tender Offer and the redemption, with any remaining net proceeds used for general corporate purposes. If the Tender Offer is not consummated, the Issuers intend to use the net proceeds from the offering, together with Term Loan proceeds, to (i) redeem in full the 2025 Notes and (ii) pay related fees and expenses incurred in connection with the offering and the redemption, with any remaining net proceeds used for general corporate purposes. The Issuers anticipate that consummation of the offering will occur on May 16, 2024, subject to customary closing conditions.
The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes and the guarantees will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.
This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park’s decision to cease payments on its $725 million non-recourse CMBS loan secured by the 1,921-room Hilton San Francisco Union Square and the 1,024-room Parc 55 San Francisco – a Hilton Hotel and the lender’s exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of its indebtedness (including the 2025 Notes), the completion of capital allocation priorities, the expected repurchase of Park’s stock, the impact from macroeconomic factors (including inflation, elevated interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition, the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures it makes concerning risks and uncertainties under “Risk Factors” and in Park’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
For more information, contact:
Ian Weissman
Senior Vice President, Corporate Strategy
571-302-5591
iweissman@pkhotelsandresorts.com